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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (including registration of shares for resale by means of a Form S-3 prospectus) Nos. 33-95282 and 333-3438 pertaining to the 1993 Employee Stock Purchase Plan, the 1995 Director Stock Purchase Plan and the 1989 Stock plan of Integrated Silicon Solution, Inc. of our report dated October 28, 1996 with respect to the consolidated financial statements and schedule of Integrated Silicon Solution, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1996.


                                         ERNST & YOUNG LLP


San Jose,  California
December 2, 1996